UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in charter)

        Maryland                                    1-16755                                 74-6056896
        (State or other jurisdiction      (Commission File Number)      (I.R.S. Employer Identification
        of Incorporation)                                                                                 No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado                                             80112
              (Address of Principal Executive Offices)                                                          (Zip Code)

(Registrant's Telephone Number, including Area Code): (303) 708-5959

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 7.01           REGULATION FD DISCLOSURE

          Archstone-Smith (NYSE:ASN) reiterated its previously provided 2005 same-store revenue growth guidance of 3.5% - 4.0%. The company also estimates 2005 same-store expense growth estimate of 3.0% - 4.0% and a net operating income growth estimate of 3.3% - 4.3%. These estimates involve risks and uncertainties that could cause actual results to differ from those estimated. For a description of these risks and uncertainties, refer to the text below.

          Archstone-Smith will provide full-year 2005 guidance on its fourth quarter/year-end 2004 conference call with senior management scheduled for 11 a.m. EDT on Tuesday, February 1, 2005.

ITEM 8.01.          OTHER EVENTS

A.          Archstone-Smith (NYSE:ASN) today announced that it expects to realize a gain from its investment in Rent.com, a leading Internet listing web site that serves the apartment and rental housing industry. On December 17, 2004, eBay announced that it had agreed to acquire the privately held Rent.com for approximately $415 million plus Rent.com's year end cash balance, less transaction expenses, payable $30 million in cash and the remainder in eBay common stock. The acquisition, which is subject to various regulatory approvals and approval of Rent.com's shareholders, is expected to close in the first quarter of 2005.

          If the closing occurs with no material change in the price of eBay’s stock, Archstone-Smith would receive approximately $25 million of eBay common stock. If Archstone-Smith were to sell its eBay shares following the closing, again assuming no material change in the price, the company would record a gain in its earnings and funds from operations of approximately $0.11 per share. There can be no assurance that the Rent.com transaction will close, nor can there be any assurance of the price at which the shares of eBay’s common stock will trade in the future, nor the price at which Archstone-Smith will be able to sell its shares of eBay’s common stock.

B.          In addition to historical information, this Form 8-K contains forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections, the industry and markets in which Archstone-Smith operates, and beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. See "Risk Factors" in Archstone-Smith's 2003 Annual Report on Form 10-K for factors which could affect our future financial performance.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                                      ARCHSTONE-SMITH TRUST

                                                      By:  /s/ Thomas S. Reif
                                                           ----------------------------------------
Dated: December 22, 2004                                   Name: Thomas S. Reif
                                                           Title: Group Vice President and Assistant General Counsel